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                                                                   Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of the Thermo Cardiosystems Inc. Current Report on Form 8-K.

                                              Arthur Andersen LLP

Boston, Massachusetts
May 8, 1997